REVISED AND RESTATED BY-LAWS
OF
WERNER ENTERPRISES, INC.
(November 8, 2024)
ARTICLE I
SHAREHOLDERS
Section 1.Annual Meeting. The annual meeting of the Shareholders shall be held on the second Tuesday in the month of May in each year, or such other time on such other day within such month as shall be fixed by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the annual meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Nebraska, such annual meeting shall be held on the next succeeding business day. Annual meetings shall be held in the office of the corporation or at such other place, either within or without the State of Nebraska, as shall be determined by the Board of Directors. If the election of Directors shall not be held on the day designated herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as is convenient. The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting of Shareholders.
Section 2.Special Meetings. Special meetings of the Shareholders may be called by the Chair of the Board (or the Executive Chair if one has been appointed), the Chief Executive Officer, the President or a majority of the Board of Directors. Special meetings shall be held at such time on such day and at such place, either within or without the State of Nebraska, as shall be fixed by the Board of Directors or an authorized officer and stated in the notice, and only business within the purpose or purposes described in the notice may be conducted at a special meeting of Shareholders. The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting of Shareholders.
Section 3.Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting.
Section 4.Fixing of Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose (except as set forth in the next paragraph), the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than seventy (70) days and, in the case of a meeting of Shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of Shareholders is to be taken. If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date or dates, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.
In the case of a special meeting governed by Section 21-254(a)(2) of the Nebraska Model Business Corporation Act (or any successor provision), a Shareholder seeking to demand a special meeting shall first request that the Board of Directors fix a record date to determine the Shareholders entitled to demand a special meeting (the “Ownership Record Date”) by delivering notice in writing to the Secretary at the principal executive offices of the corporation (the “Record Date Request Notice”). A Record Date Request Notice shall contain information about the number and class of shares of the corporation that are owned of record and beneficially by the Shareholder and state the purpose or purposes for which the meeting is to be held. Upon receiving a Record Date Request Notice, the Board of Directors may set an Ownership Record Date. Notwithstanding any other provision of these By-Laws, the Ownership Record Date shall not precede the date upon which the resolution fixing the Ownership Record Date is adopted by the Board of Directors, and shall not be more than ten (10) days after the Close of Business (as defined in Section 16(c)(ii) of this Article I) on the date upon which the resolution fixing the Ownership Record Date is adopted by the Board of Directors. If the Board of Directors, within ten (10) days after the date upon which a valid Record Date Request Notice is received by the Secretary, does not adopt a resolution fixing the Ownership Record Date, the Ownership Record Date shall be the Close of Business on the tenth (10th) day after the date upon which a valid Record Date Request Notice is received by the Secretary (or, if such tenth (10th) day is not a business day, the first business day thereafter).
Section 5.Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of Shareholders, a complete record of the Shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each. For a period of ten (10) days prior to such meeting, the list shall be kept on file at the registered office of the corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. Such record, or a duplicate thereof, shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence of the Shareholders entitled to examine such record or transfer books or to vote at any meeting of Shareholders.
Section 6.Quorum. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. If a quorum is not present or represented at any meeting of Shareholders, the chair of the meeting or the holders or their representatives of a majority of the shares present at the meeting, even though less than a quorum, may adjourn the meeting from time to time without notice other than an announcement at the meeting, until such time as a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. If a quorum is present, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action unless the vote of a greater number is required by law, the Articles of Incorporation, or these By-Laws.
Section 7.Proxies. At all meetings of the Shareholders, a Shareholder may vote either in person or by proxy executed in writing by a Shareholder or such Shareholder’s duly authorized attorney in fact. Proxies shall be voted as directed by the Shareholder, subject to applicable laws, rules and regulations. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.
Section 8.Voting of Shares. Subject to the provisions of Sections 9 and 10 of this Article I, each Shareholder entitled to vote shall be entitled to one (1) vote for each share of stock held by such Shareholder upon each matter submitted to a vote at a meeting of Shareholders.
Section 9.Voting of Shares by Certain Holders. Treasury shares shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.
Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine.
Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person’s name. Shares standing in the name of a trustee may be voted by such person, either in person or by proxy.
Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into such receiver’s name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.
A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.
Section 10.Cumulative Voting. At each election for Directors, as required by Section 21-270 of the Nebraska Model Business Corporation Act (or any successor provision) and by Article XII-1 of the Constitution of the State of Nebraska, every Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by such Shareholder for as many persons as there are Directors to be elected and for whose election such Shareholder has a right to vote, or to cumulate said shares and give one candidate as many votes as the number of Directors multiplied by the number of such Shareholder’s shares shall equal, or to distribute them upon the same principle among as many candidates as such Shareholder shall think fit.
Section 11.Informal Action by Shareholders. Any action required to be taken at a meeting of the Shareholders, or any action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of Shareholders and may be stated as such in any articles or documents filed with the Secretary of State under applicable state law.
Section 12.Inspectors of Election. In advance of any meeting of Shareholders, the Board of Directors may appoint one or more persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If the Board of Directors appoints inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chair of the Board (or the Executive Chair if one has been appointed), the Chief Executive Officer or the President may make such appointment(s) at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the Chair of the Board (or the Executive Chair if one has been appointed) or the President.
Unless otherwise prescribed by applicable regulations, the duties of such inspector(s) shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all Shareholders.
Section 13.Conduct of Meetings.
(a)Unless otherwise determined by the Board of Directors, meetings of Shareholders shall be presided over by the Chair of the Board (or the Executive Chair if one has been appointed), the Chief Executive Officer or the President, or in the absence of any such persons by another Director or officer of the corporation so designated by the Board of Directors. Any annual or special meeting of Shareholders, whether or not a quorum is present, may be adjourned for any or no reason from time to time by the chair of the meeting, subject to any rules and regulations adopted by the Board of Directors pursuant to Section 13(b) of this Article I.
(b)The opening and the closing of the polls for each matter upon which the Shareholders shall vote at a meeting of Shareholders shall be announced at the meeting. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of Shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of Shareholders and the safety of those in attendance as, in the judgment of the chair, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of Shareholders, whether adopted by the Board of Directors or by the chair of the meeting, may include, without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Shareholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chair of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); (vii) procedures (if any) requiring attendees to provide the corporation advance notice of their intent to attend the meeting; and (viii) prohibitions against recording or distributing materials at the meeting.
(c)The Board of Directors may, in its sole discretion, determine that Shareholders and proxyholders may participate in a meeting of Shareholders by means of remote communication in accordance with Section 21-261 of the Nebraska Model Business Corporation Act (or any successor provision); provided, however, that the meeting is held at the office of the corporation or such other place determined as provided in Sections 1 or 2 of this Article I and that such participation is subject to such guidelines and procedures as the Board of Directors may adopt. If such determination is made, and subject to any such guidelines and procedures, Shareholders and proxyholders not physically present at a meeting of Shareholders may, by means of remote communication be deemed present in person and vote at a meeting of Shareholders provided that: (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder; and (ii) the corporation shall implement reasonable measures to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders, including an opportunity to communicate and to read or hear the proceedings of the meeting substantially concurrently with such proceedings. If any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.
Section 14.Nominations by the Board of Directors. Nominations to fill positions on the Board of Directors shall be made by the Board of Directors, except as otherwise provided in these By-Laws. Recommendations of nominees of the Board of Directors to fill positions on the Board of Directors shall be made by a Nominating and Corporate Governance Committee consisting of three (3) or more independent Directors appointed by the Board of Directors. The Nominating and Corporate Governance Committee will be governed by a charter and policies established by the Board of Directors. Shareholders may also submit nominations in accordance with these By-Laws.
Section 15.    Submission of Information by Director Nominees.
(a)To be eligible to be a nominee for election or re-election as a Director of the corporation, a person must deliver to the Secretary at the principal executive offices of the corporation the following information:
(i)a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (A) consents to serving as a Director if elected and to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which Directors are to be elected, and currently intends to serve as a Director for the full term for which such person is standing for election; (B) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the person, if elected as a Director, will act or vote on any issue or question that has not been disclosed to the corporation; or (2) that could limit or interfere with the person’s ability to comply, if elected as a Director, with such person’s fiduciary duties under applicable law; (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director or nominee that has not been disclosed to the corporation; and (D) if elected as a Director, will comply with all of the corporation’s corporate governance policies and guidelines related to conflict of interest, confidentiality, stock ownership and stock trading, and any other policies and guidelines applicable to Directors (which will be promptly provided following a request therefor); and
(ii)all fully completed and signed questionnaires in substantially the same form(s) required of the corporation’s Directors (all of the foregoing, “Questionnaires”). The Questionnaires will be promptly provided following a request therefor.
(b)A nominee for election or re-election as a Director of the corporation shall also provide to the corporation such other information as it may reasonably request. The corporation may request such additional information as necessary to permit the corporation to determine whether such person can be considered an independent Director.
(c)If a Shareholder has submitted notice of an intent to nominate a candidate for election or re-election as a Director pursuant to Section 16 of this Article I, all written and signed representations and agreements described in Section 15(a)(i) above and all fully completed and signed Questionnaires described in Section 15(a)(ii) above shall be provided to the corporation at the same time as such notice, and the additional information described in Section 15(b) above shall be provided to the corporation promptly upon request by the corporation, but in any event within five (5) business days after such request. All information provided pursuant to this Section 15 shall be deemed part of the Shareholder’s notice submitted pursuant to Section 16 of this Article I.
(d)Notwithstanding the foregoing, if any information or communication submitted pursuant to this Section 15 is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)) such information shall be deemed not to have been provided in accordance with this Section 15. Any Shareholder providing information pursuant to this Section 15 shall promptly notify the Secretary in writing at the principal executive office of the corporation of any inaccuracy or change in any previously provided information within two (2) business days after becoming aware of such inaccuracy or change. Upon written request of the Secretary, such Shareholder shall provide, within seven (7) business days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to the corporation, to demonstrate the accuracy of any information submitted and (ii) a written affirmation of any information submitted as of an earlier date. If the Shareholder giving notice of an intent to nominate a candidate for election fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 15.

Section 16.     Notice of Nominations and Other Shareholder Business.
(a)Annual Meeting.
(i)Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the Shareholders may be made at an annual meeting of Shareholders only: (A) pursuant to the corporation’s notice of meeting (or any supplement thereto); (B) by or at the direction of the Board of Directors (or any authorized committee thereof); or (C) by any Shareholder of the corporation who is a Shareholder of record at the time the notice provided for in this Section 16(a) is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 16(a). For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a Shareholder to make nominations or propose other business at an annual meeting of Shareholders (other than a proposal included in the corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”)).
(ii)For nominations or other business to be properly brought before an annual meeting by a Shareholder pursuant to clause (C) of the foregoing paragraph, the Shareholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations, such business must be a proper subject for Shareholder action. To be timely, a Shareholder’s notice must be delivered to the Secretary at the principal executive offices of the corporation not later than the Close of Business (as defined in Section 16(c)(ii) below) on the ninetieth (90th) day nor earlier than the Close of Business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the Shareholder to be timely must be so delivered not earlier than the Close of Business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the Close of Business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which Public Announcement (as defined in Section 16(c)(ii) below) of the date of such meeting is first made by the corporation. In no event shall an adjournment of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to Shareholders or a Public Announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above. The number of nominees a Shareholder may nominate for election at the annual meeting (or in the case of a Shareholder giving the notice on behalf of a beneficial owner, the number of nominees a Shareholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of Directors to be elected at such annual meeting. Such Shareholder’s notice shall set forth:
(A)as to each person whom the Shareholder proposes to nominate for election or re-election as a Director: (1) a written statement, not to exceed five hundred (500) words, in support of such person; (2) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the

Exchange Act; and (3) the information required to be submitted by nominees pursuant to Section 15(a) above, including, within the time period specified in Section 15(c) above, all completed and signed Questionnaires described in Section 15(a)(ii) above, which will be promptly provided following a request therefor;
(B)as to any other business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such Shareholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made, and if such Shareholder or beneficial owner is an entity, any related person;
(C)as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed: (1) the name and address of such Shareholder, as they appear on the corporation’s books, and the name and address of such beneficial owner; (2) the number and class of shares of the corporation that are owned of record by such Shareholder and such beneficial owner as of the date of the notice; and a representation that the Shareholder will notify the corporation in writing within five (5) business days after the record date for such meeting of the class or series and number of shares of stock of the corporation owned of record by the Shareholder and such beneficial owner as of the record date for the meeting, and (3) a representation that the Shareholder (or a qualified representative of the Shareholder) intends to appear at the meeting to make such nomination or propose such business; and
(D)as to the Shareholder giving the notice and the beneficial owner, if any, and if such Shareholder or beneficial owner is an entity, as to each director, executive, officer, general partner or managing member of such entity or any other entity that has or shares control of such entity (any such individual entity, a “related person”):
(1)the number and class of shares of the corporation that are beneficially owned (as defined in Section 16(c)(ii) below) by such Shareholder or beneficial owner and by any related person as of the date of the notice, and a representation that the Shareholder will notify the corporation in writing within five (5) business days after the record date for such meeting of the number and class of shares of stock of the corporation beneficially owned by such Shareholder or beneficial owner and by any related person as of the record date for the meeting;
(2)a description of (x) any plans or proposals which such Shareholder, beneficial owner, if any, or related person may have with respect to securities of the corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and (y) any agreement, arrangement or understanding with respect to the nomination or other business between or among such Shareholder, beneficial owner, if any, or related person and any other person, including, without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D, which description shall include, in addition to all other information, information identifying all parties thereto (in the case of either clause (x) or (y), regardless of whether the requirement to file an Exchange Act Schedule 13D is applicable);
(3)a description (which description shall include, in addition to all other information, information identifying all parties thereto) of any agreement, arrangement or understanding (including, without limitation, any option, warrant, forward contract, swap, contract of sale or other derivative or similar agreement or short positions, profit interests, options, hedging or pledging transactions, voting rights, dividend rights and/or borrowed or loaned shares) that has been entered into as of the date of the Shareholder’s notice by, or on behalf of, such Shareholder, beneficial owner, if any, or related person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the corporation’s stock or the share price of any class of the capital stock of any principal competitor of the corporation (as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914), or maintain, increase or decrease the voting power of the Shareholder, beneficial owner, if any, or related person with respect to securities of the corporation, and a representation that the Shareholder will notify the corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting;
(4)any equity interests in any principal competitor of the corporation (as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914) held by or on behalf of such Shareholder or beneficial owner, if any, or related person, and a representation that the Shareholder will notify the corporation in writing within five (5) business days after the record date for such meeting of any such equity interests held as of the record date for the meeting;
(5)any performance-related fees (other than an asset-based fee) that such Shareholder, beneficial owner, if any, or related person is directly or indirectly entitled to be based on any increase or decrease in the value of shares of the corporation or in any agreement, arrangement or understanding under clause (a)(ii)(D)(3) of this Section 16 and a representation that the Shareholder will notify the corporation in writing within five (5) business days after the record date for such meeting of any performance-related fees in effect as of the record date for the meeting;
(6)a representation as to whether the Shareholder, beneficial owner, if any, related person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or proposal and, if so, whether or not such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and (x) in the case of a proposal of business other than nominations, whether such person or group intends to deliver, through means satisfying each of the conditions that would be applicable to the corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal or (y) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange

Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least sixty-seven percent (67%) of the voting power of the corporation’s stock entitled to vote generally in the election of Directors; and
(7)a representation that immediately after soliciting the Shareholders referred to in the representation required under clause (a)(ii)(D)(6) of this Section 16, such Shareholder or beneficial owner will provide the corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the corporation’s stock.
(iii)Notwithstanding anything in Section 16(a)(ii) above or Section 16(b) below to the contrary, if the record date for determining the Shareholders entitled to vote at any meeting of Shareholders is different from the record date for determining the Shareholders entitled to notice of the meeting, a Shareholder’s notice required by this Section 16 shall set forth a representation that the Shareholder will notify the corporation in writing within five (5) business days after the record date for determining the Shareholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under clauses (ii)(C)(2) and (ii)(D)(1)–(5) of this Section 16(a), and such information when provided to the corporation shall be current as of the record date for determining the Shareholders entitled to vote at the meeting.
(iv)This Section 16(a) shall not apply to a proposal proposed to be made by a Shareholder if the Shareholder has notified the corporation of its intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such meeting.
(v)Notwithstanding anything in this Section 16(a) to the contrary, in the event that the number of Directors to be elected to the Board of Directors at an annual meeting is increased and there is no Public Announcement by the corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the corporation at least ten (10) days prior to the last day a Shareholder may deliver a notice in accordance with Section 16(a)(ii) above, a Shareholder’s notice required by this Section 16(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the corporation not later than the Close of Business on the tenth (10th) day following the day on which such Public Announcement is first made by the corporation.
(b)Special Meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of Shareholders at which Directors are to be elected pursuant to the corporation’s notice of meeting: (i) by or at the direction of the Board of Directors; or (ii) provided that the Board of Directors has determined that one or more Directors are to be elected at such meeting, by any Shareholder of the corporation who is a Shareholder of record at the time the notice provided for in this Section 16(b) is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who delivers notice thereof in writing setting forth the information required by Section 16(a) above and provides the additional information required by Section 15 above. In the event the corporation calls a special meeting of Shareholders for the purpose of electing one or more Directors to the Board of Directors, any Shareholder entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the notice required by this Section 16(b) shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the Close of Business on the one hundred twentieth (120th) day prior to such special meeting and not later than the Close of Business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the date on which Public Announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the corporation. The number of nominees a Shareholder may nominate for election at the special meeting (or in the case of a Shareholder giving the notice on behalf of a beneficial owner, the number of nominees a Shareholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of Directors to be elected at such special meeting. In no event shall an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above.
(c)General.
(i)Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section 16 shall be eligible to be elected at any meeting of Shareholders of the corporation to serve as Directors and only such other business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 16. Notwithstanding any other provision of these By-Laws, a Shareholder submitting a nomination or proposal (and any beneficial owner on whose behalf a nomination is made or other business is proposed, and if such Shareholder or beneficial owner is an entity, any related person), shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 16. The Board of Directors (or any authorized committee thereof), the Chair of the Board (or the Executive Chair if one has been appointed) or the chair of the meeting shall determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 16 (including whether a Shareholder or beneficial owner solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with such Shareholder’s representation as required by clauses (a)(ii)(D)(6)–(7) of this Section 16 or complied or did not comply with the requirements of Rule 14a-19 under the Exchange Act). If any proposed nomination or other business proposal is not in compliance with this Section 16, including due to a failure to comply with the requirements of Rule 14a-19 under the Exchange Act, then except as otherwise required by law, the chair of the meeting shall declare that such nomination shall be disregarded or such other business proposal shall not be transacted, notwithstanding that votes and proxies in respect of any such nomination or other business proposal have been received by the corporation. In furtherance and not by way of limitation of the foregoing provisions of this Section 16, unless otherwise required by law, or otherwise determined by the Board of Directors (or any authorized committee thereof), the Chair of the Board (or the Executive Chair if one has been appointed) or the chair of the meeting, (A) if the Shareholder does not provide the information required under Section 15 or 16(a) or (b) of this Article I to the corporation within the time frames specified herein or (B) if the Shareholder (or a qualified representative of the Shareholder) does not appear at the annual or special meeting of Shareholders of the corporation to present a nomination or other business proposal, any such nomination shall be disregarded or any such other business shall not be transacted, notwithstanding that votes and proxies in respect of any such nomination or other business proposal may have been received by the corporation. To be considered a qualified representative of a Shareholder for purposes of these By-Laws, a person must be a duly authorized officer, manager or partner of such Shareholder or authorized by a writing executed by such Shareholder (or a reliable reproduction of the writing) delivered to the corporation prior to the making of such nomination or business proposal at such meeting (and in any event not fewer than five (5) business days before the meeting) stating that such person is authorized to act for such Shareholder as proxy at the meeting of Shareholders.
(ii)For purposes of these By-Laws, the “Close of Business” shall mean 6:00 p.m. local time at the principal executive offices of the corporation on any calendar day, whether or not the day is a business day, and a “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of Section 16(a)(ii)(D)(1) above, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (B) the right to vote such shares, alone or in concert with others; and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.
(iii)Any Shareholder directly or indirectly soliciting proxies from other Shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.
ARTICLE II
DIRECTORS
Section 1.Number and Qualifications. The business and affairs of the corporation shall be managed by a Board of Directors consisting of not less than seven (7) nor more than nine (9) Directors. The Directors need not be residents of the State of Nebraska, nor Shareholders of the corporation. Although the number and qualifications of the Directors may be changed from time to time by amendment to these By-Laws, no change shall affect the incumbent Directors during the terms for which they were elected.
Section 2.Classification of Board of Directors. The Board of Directors shall be divided, with respect to the time during which the Directors shall hold office, into classes which are designated as Classes I, II and III. The number of Directors in each such class shall be the same as in each other such class to the extent possible. When creating a new directorship through expansion of the size of the Board of Directors or when eliminating a directorship through reduction of the size of the Board of Directors, the Board of Directors shall designate the class of the new or eliminated directorship and any newly created or eliminated directorships resulting from an increase or decrease shall be apportioned by the Board of Directors among the classes of Directors so as to maintain such classes as nearly equal as possible. The term of office of the Class I will expire at the 1995 annual meeting of Shareholders, the term of office of the Class II will expire at the 1996 annual meeting of Shareholders and the term of office of the Class III will expire at the 1997 annual meeting of Shareholders with Directors in each class to hold office until such Director’s successor shall have been duly elected and qualified. The class into which each Director elected at the 1994 annual meeting of Shareholders shall be designated and the Directors then elected will hold office for terms corresponding to their respective class. At each subsequent annual meeting of Shareholders, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third (3rd) succeeding annual meeting of Shareholders after their election, with each Director to hold office until such Director’s successor is elected and qualified.
Section 3.Removal and Vacancies. A Director may be removed by vote of the holders of a majority of the shares entitled to vote at an election of Directors which vote is taken at a meeting of the Shareholders called expressly for that purpose. A Director may be removed if the votes cast against the removal of such Director would be sufficient to elect such Director if then-cumulatively voted at an election of Directors for the class of which such Director is a member. Any vacancies in the Board of Directors, occurring for any reason (other than an increase in the number of Directors within the permitted range), shall be filled by the vote of the remaining Directors, even if less than a quorum, or by a sole remaining Director. Any vacancies resulting from an increase in the number of Directors within the permitted range may be filled by the vote of the remaining Directors, even if less than a quorum, or by a sole remaining Director. A Director chosen to fill a vacancy shall be assigned to the same class as the Director being replaced and be elected by the Shareholders at the next annual meeting following appointment and shall serve for a term expiring at the annual meeting of Shareholders at which the term of office of the class to which such Director is assigned expires and until such Director’s successor is elected and qualified.
Section 4.Quorum. A majority of the number of Directors in office before a meeting begins shall constitute a quorum for the transaction of any business at any meeting of the Board of Directors. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is specified by the Articles of Incorporation or these By-Laws. The chair of any meeting may adjourn the meeting, whether or not a quorum is present. If less than a quorum is present at any meeting, the majority of those present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.
Section 5.Annual Meeting. The annual meeting of the Board of Directors shall be held without notice immediately following adjournment of the annual meeting of Shareholders and shall be held at the same place as the annual meeting of Shareholders unless some other place is agreed upon.

Section 6.Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board (or the Executive Chair if one has been appointed), the Chief Executive Officer, the President or a majority of the Board of Directors and shall be held at the office of the corporation or at such other place, either within or without the State of Nebraska, as the notice may state.
Section 7.Notice. No notice is required for regular meetings of the Board of Directors and its committees. Notice of special meetings of the Board of Directors and its committees, stating the date, time and place thereof, shall be given in a manner described herein at least one (1) day prior to the date of the meeting. The purpose of the meeting need not be given in the notice. Any Director’s attendance at a meeting shall constitute a waiver of notice of such meeting, except where the Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
Notice must be in writing unless oral notice is reasonable in the circumstances. A notice or other communication may be given or sent by any method of delivery, including personal delivery, mail or electronic transmission; provided that electronic transmissions must be in accordance with Section 21- 215 of the Nebraska Model Business Corporation Act (or any successor provision). Written notice is effective at the earliest of the following: (a) if in physical form, when received; (b) when deposited in the U.S. mail with postage prepaid and correctly addressed to the recipient at the earliest of when it is actually received or five (5) days after deposited in the U.S. mail; and (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. If notice is given by electronic transmission, such notice shall be deemed received when the electronic transmission enters a processing system recipient has designated or uses for such purpose and is in a form capable of being processed by that system unless otherwise agreed upon the recipient and sender.
Section 8.Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors, or of any committee, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors, or all of the members of a committee, as the case may be. Such consent shall have the same effect as a unanimous vote. The consent may be executed by the Directors in counterparts. To the maximum extent permissible under applicable law, all communications, approvals, signatures, and other acts involving the Board of Directors of the corporation may be accomplished by electronic means governed by applicable provisions of the Uniform Electronic Transactions Act as adopted by the State of Nebraska.
Section 9.Voting. At all meetings of the Board of Directors, each Director shall have one (1) vote irrespective of the number of shares such Director may hold.
Section 10.Presumption of Assent. A Director of the corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors at which action on any corporate matter is taken shall be deemed to have assented to the action taken unless: (a) the Director objects at the beginning of the meeting, or promptly upon arrival, to holding the meeting or transacting business at the meeting; (b) the Director’s dissent, recusal or abstention from the action taken shall be entered in the minutes of the meeting; or (c) the Director delivers written notice of the Director’s dissent or abstention to the chair of the meeting before the adjournment thereof or to the Secretary immediately after the adjournment of the meeting. Such right to dissent or abstain shall not be available to a Director who votes in favor of the action taken.
Section 11.Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated compensation as Director or both. Directors may also participate in equity compensation plans of the corporation, as permitted by each such plan. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.
Section 12.Committees. The Board of Directors may appoint an executive committee, an audit committee, and one or more other committees, each committee to consist of two (2) or more Directors of the corporation, which committees shall, to the extent permitted by law, have and may exercise such powers of the Board of Directors in the management of the business and affairs of the corporation as shall be delegated to such committee(s). A majority of the Directors then serving on a committee shall constitute a quorum for the transaction of business by a committee except as otherwise required by law, the Articles of Incorporation or these By-Laws, and except as otherwise provided in a resolution of the Board of Directors; provided, however, that in no case shall a quorum be less than one third (1/3) of the Directors then serving on a committee. Unless the Articles of Incorporation, these By-Laws or a resolution of the Board of Directors requires a greater number, the vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of a committee.
Section 13.Advisory Directors. The Board of Directors may by resolution appoint advisory directors to the Board of Directors, who shall serve as directors emeritus, and shall have such authority and receive such compensation and reimbursement as the Board of Directors shall provide. Advisory directors shall not have the authority to participate by vote in the transaction of business.
Section 14.Chair of the Board or Executive Chair; Vice Chair of the Board.
(a)The Board of Directors from time to time shall appoint one of the Directors to serve in the role as the Chair of the Board or Executive Chair. The Chair of the Board shall preside at all meetings of the Shareholders, unless otherwise provided in Section 13 of Article I, and of the Board of Directors and shall perform all duties normally incidental to the office of Chair and such other duties as may be prescribed by the Board of Directors from time to time. If the Chair of the Board (or Executive Chair if one has been appointed) is not present at a meeting of the Board of Directors, the Chief Executive Officer (if such role is separate from Chair of the Board and such person is serving as a Director) or another Director designated by or in the manner provided by the Board of Directors shall preside. The Board of Directors may, but is not required to, designate the Chair of the Board as the Executive Chair, having the additional authorities and duties described in Section 5 of Article III; provided, however, that, as provided in Section 1 of Article III, the Executive Chair may not hold any other office. There shall not be a Chair of the Board if an Executive Chair has been appointed.
(b)The Board of Directors may appoint, from time to time, one of the Directors to serve in the role as the Vice Chair of the Board. The Vice Chair of the Board shall perform such duties as may be prescribed by the Board of Directors from time to time.

(c)A Director serving as Chair of the Board (or the Executive Chair if one has been appointed) or Vice Chair of the Board is not required to be an independent Director.
Section 15.Remote Participation in Meetings. Members of the Board of Directors, or of any committee thereof, may vote and participate in a meeting of such Board of Directors or committee by means of telephone conference, video conference or other communications equipment by which all Directors participating may simultaneously hear each other during the meeting, and participation in a meeting by such means shall be deemed presence in person at such meeting.
ARTICLE III
OFFICERS
Section 1.Officers and Qualifications. The officers of the corporation shall include a President, a Secretary and a Treasurer. The officers of the corporation may include a Chief Executive Officer, an Executive Chair (if appointed by the Board of Directors pursuant to Section 5 of this Article III), a Senior Executive Vice President, one or more Executive Vice Presidents as the Board of Directors shall determine, and such other officers and agents as may be deemed necessary or advisable by the Board of Directors. Any two (2) or more offices may be held by the same person; provided, however, that the person serving as the Executive Chair shall not simultaneously serve as any other officer and the person acting as Chief Executive Officer or as President shall not simultaneously serve as Secretary.
Section 2.Appointment and Tenure. The officers of the corporation shall be appointed by the Board of Directors from time to time and each officer shall hold office until such officer resigns such office, is removed from such office pursuant to Section 3 of this Article III or is no longer able to serve as such due to such officer’s death or incapacity. The Board of Directors may delegate its authority to appoint officers to the Executive Chair (if one has been appointed), the Chief Executive Officer or the President, provided however, that the authority to appoint the Executive Chair, the Chief Executive Officer and the President shall not be delegated by the Board of Directors. The Board of Directors may authorize the corporation to enter into an employment contract with any officer on such terms as it determines; provided however, the mere appointment of an individual to serve as an officer shall not, of itself, create any contract rights of employment or other rights enforceable against the corporation.
Section 3.Removal. Any officer of the corporation, whether appointed by the Board of Directors, the Executive Chair, the Chief Executive Officer or the President, may be removed by the Board of Directors at any time, with or without cause, provided that such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section 4.Vacancies. Vacancies occurring in any office shall be filled by the Board of Directors or, in the case of an officer appointed by the Executive Chair, the Chief Executive Officer or the President, the vacancy may be filled by the Executive Chair, the Chief Executive Officer or the President, or such office may be left vacant unless Section 1 of this Article III or applicable law requires a position to be filled.
Section 5.Executive Chair. The Board of Directors may, but is not required to, appoint an Executive Chair, who is a Director and is not serving in any other officer position as provided in Section 1 of this Article III. The Executive Chair, if one is so designated by the Board of Directors, shall not be responsible for the direct management, supervision or control of the regular and on-going business operations and affairs of the corporation, but shall have plenary authority to oversee, review and make all significant or material business decisions of the corporation, including any decisions made with respect thereto by the other officers of the corporation, and shall perform such other duties and responsibilities as may be prescribed by the Board of Directors from time to time. The Executive Chair shall report only to the Board of Directors.
Section 6.Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the corporation for all purposes and, subject to the control of the Board of Directors and the retained authority of the Executive Chair (if one has been appointed), the Chief Executive Officer shall manage, supervise and control all of the business and affairs of the corporation. The Chief Executive Officer shall have presumptive authority to sign certificates for shares of the corporation as provided in Article V, as well as any and all other agreements, deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general, shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. The Chief Executive Officer shall report to the Board of Directors and to the Executive Chair (if one has been appointed).
Section 7.President. The President shall be the principal operating officer of the corporation and, subject to the control of the Board of Directors and the direction of the Chair of the Board or the Executive Chair (if one has been appointed) and the Chief Executive Officer, shall in general supervise and control the operation of the day-to-day business and affairs of the corporation. The President shall have presumptive authority to sign certificates for shares of the corporation as provided in Article V, as well as any and all other agreements, deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. The President shall report to the Board of Directors, the Chief Executive Officer and the Executive Chair (if one has been appointed).
Section 8.Vice Presidents. The Board of Directors may appoint one or more Vice Presidents, including a Senior Executive Vice President, Executive Vice Presidents and Senior Vice Presidents, and the Board of Directors, the Executive Chair (if one has been appointed), the Chief Executive Officer and the President may assign such titles, duties and responsibilities to any such position as they may determine from time to time. A person having the title of Vice President is not an officer of the corporation unless the Board of Directors (or an officer to whom the authority to designate officers has been granted under Section 2 of this Article III) designates such person as an officer; provided, however, that a Senior Executive Vice President, Executive Vice President or Senior Vice President is deemed to be an officer upon appointment. In the absence of the President or in the event of the President’s death, inability or refusal to act, the

Senior Executive Vice President, if one is appointed (or if a Senior Executive Vice President has not been appointed, the Executive Vice President with the longest period of continuous service in such position) shall perform the duties of the President. The Senior Executive Vice President may sign certificates for shares of the corporation as provided in Article V.
Section 9.Secretary. The Secretary shall: (a) keep minutes of the proceedings of the Shareholders and of the Board of Directors in the corporate records; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be the custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all applicable documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (e) sign with the Chair of the Board (or the Executive Chair if one has been appointed), or any person holding the office of Chief Executive Officer, President or Senior Executive Vice President, certificates for shares of the corporation as provided in Article V, the issuance of which shall be authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chair of the Board (or the Executive Chair if one has been appointed), the Chief Executive Officer, the President or the Board of Directors.
Section 10.Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies, or in other depositories as shall be selected in accordance with the provisions of these By-Laws; (c) sign with the Chair of the Board (or the Executive Chair if one has been appointed), or any person holding the office of Chief Executive Officer, President or Senior Executive Vice President, certificates for shares of the corporation as provided in Article V, the issuance of which shall be authorized by resolution of the Board of Directors; and (d) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Chair of the Board, the Executive Chair, the Chief Executive Officer, the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of the Treasurer’s duties in such sum and with such surety or sureties as the Board of Directors shall determine.
Section 11.Other Officers. Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors or the officer who was authorized to appoint them.
Section 12.Officers Serving as Directors. No officer shall be prevented from receiving compensation by reason of the fact that such person is also a Director of the corporation.

ARTICLE IV
SEAL
The corporate seal of the corporation shall contain the name of the corporation and shall be in such form as the Board of Directors shall prescribe.
ARTICLE V
CERTIFICATES FOR SHARES AND THEIR TRANSFER
Section 1.Certificates for Shares. The shares of the corporation may be certificated or uncertificated, as authorized by the Board of Directors in accordance with Nebraska law. If certificated, all shares shall be represented by certificates signed by the Chair of the Board (or the Executive Chair if one has been appointed) or any person holding the office of Chief Executive Officer, President or Senior Executive Vice President, and by the Treasurer or by the Secretary, and may be sealed with the seal of the corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer at the date of its issue.
Section 2.Form of Share Certificates. Each certificate representing shares shall state upon the face thereof: that the corporation is organized under the laws of the State of Nebraska; the name of the person to whom it is issued; the number and class of shares; the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the Board of Directors.
Section 3.Loss or Destruction. In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Board of Directors of such loss or destruction, and upon the giving of satisfactory security by bond or otherwise against loss to the corporation.
Section 4.Transfer of Shares. Transfer of shares of stock of the corporation shall be made only on its stock transfer records. Authority for such transfer shall be given only by the holder of record thereof or by such holder’s legal representative, who shall furnish proper evidence of such authority, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the corporation. Transfer of certificated shares shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of stock stand on the records of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.
ARTICLE VI
DIVIDENDS AND BANK ACCOUNTS
Section 1.Dividends. In addition to other dividends authorized by law, the Board of Directors, by resolution, may from time to time declare dividends to be paid out of the unreserved and unrestricted earned surplus of the corporation, but no dividend shall be paid when the corporation is insolvent, when the payment thereof would render the corporation insolvent or when otherwise prohibited by law.
Section 2.Bank Accounts. The funds of the corporation shall be deposited in such banks, trust funds or depositories as the Board of Directors may designate or delegate to two or more of the corporation’s officers the authority to designate. The funds of the corporation shall be withdrawn upon the signatures of such person or persons as the Directors may by resolution authorize or delegate to two or more of the corporation’s officers the authority to authorize.
ARTICLE VII
AMENDMENTS
These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors, or by consent in writing pursuant to Section 8 of Article II.
ARTICLE VIII
WAIVER OF NOTICE
Whenever any notice is required to be given to any Shareholder or Director of the corporation under the provisions of the Articles of Incorporation or under the provisions of applicable state law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.
ARTICLE IX
INDEMNIFICATION OF NON-DIRECTOR OR NON-OFFICER EMPLOYEES AND AGENTS
At the discretion of the Board of Directors, the corporation may indemnify any person who is or was a non-Director, non-officer employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, partner, member of a limited liability company, trustee, employee or other agent of another domestic or foreign corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity, as permitted by the Nebraska Model Business Corporation Act, as amended from time to time.
The indemnification of the officers and Directors shall be as provided by Article VIII of the Articles of Incorporation of the corporation.
ARTICLE X
DIRECTORS’ INTEREST IN CONTRACTS
In the absence of fraud, no contract or other transaction between the corporation and any other person, corporation, firm, syndicate, association, partnership or joint venture shall be either void or voidable or otherwise affected by reason of the fact that one or more Directors of the corporation are or become directors or officers of such other corporation, firm, syndicate or association or members of such partnership or joint venture, or are pecuniarily or otherwise interested in such contract or transaction, provided that (a) the fact such Director or Directors of the corporation are so situated or so interested, or both, is disclosed or known to the Board of

Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; (b) such fact is disclosed or known to the Shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the corporation. Any Director of the corporation who is also a director or officer of such other corporation, firm, syndicate or association, or a member of such partnership or joint venture or is pecuniarily or otherwise interested in such contract or transaction, may be counted for the purpose of determining the presence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction.
ARTICLE XI
FISCAL YEAR
The fiscal year of the corporation shall begin on the 1st day of January in each year, or at such other time as may be determined by the Board of Directors.
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